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                                                                   EXHIBIT 10.41


                               INCENTIVE AGREEMENT

         This INCENTIVE AGREEMENT is among Fresh Foods, Inc., a North Carolina corporation (the "Company"), Pierre Foods, LLC, a North Carolina limited liability company and wholly-owned subsidiary of the Company ("Pierre"), and Norbert E. Woodhams (the "Executive").

         WHEREAS, the Company is evaluating the potential sale or other disposition (whether by merger or consolidation or transfer of assets or equity interests issued by the Company or by one or more subsidiaries of the Company) of all or substantially all of the food processing operations presently conducted by Pierre;

         WHEREAS, the aforementioned disposition (the "Disposition") is a complex and demanding undertaking, which will challenge fully the energy, resourcefulness and commitment of the Company's executives in a critical period of the Company's corporate life; and

         WHEREAS, the Company wants to incentivize the Executive by promising to compensate the Executive for the extraordinary efforts that will be required to assist others in the execution of this extraordinary corporate transaction for the benefit of the Company's shareholders;

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. SALARY. The Company hereby confirms the annual salary of the Executive in the amount specified as such on SCHEDULE A to this Agreement. The amount of such salary shall not be increased throughout the term of this Agreement otherwise than pursuant to an amendment of this Agreement executed on behalf of the Company by each of its Chief Executive Officer and its President.

         2. PAY-TO-STAY BONUS; NO GUARANTEED EMPLOYMENT. The Executive covenants and agrees with the Company to use the best efforts of the Executive, during the term of this Agreement, to consummate any Disposition recommended or approved by the Company. The Executive further covenants and agrees with the Company not to resign his position with the Company, during the term of this Agreement, without the consent of the Company until the consummation of a Disposition. In consideration of these covenants and agreements of the Executive, the Company promises to pay to the Executive the amount specified as the "Pay-to-Stay Bonus" on SCHEDULE A to this Agreement in the event that, during the term of this Agreement, (i) a definitive agreement contemplating a Disposition (a "Definitive Agreement") is executed and delivered or (ii) for any reason the Executive's employment by the Company is terminated. Notwithstanding any provision of this Agreement (or any other agreement), the Executive is and shall remain an employee at will of the Company whose employment by the Company may be terminated by the Company at any time, with or without cause.

         3. DISPOSITION BONUS. The Company will pay the Executive, by bank check or other good funds, as a transaction success bonus, an amount specified as the "Disposition Bonus" on

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SCHEDULE A to this Agreement in the event that, during the term of this
Agreement, (i) a Disposition is consummated or (ii) for any reason the Executive's employment by the Company is terminated.

         4. OPERATING BONUSES. Regardless of the occurrence or nonoccurrence of a Disposition, for each complete or partial fiscal quarter during the term of this Agreement the Executive shall be eligible for operating bonuses as and to the extent provided for in this Section. The Company will pay the Executive an amount equal to 6.25% of the Executive's annual salary for each fiscal quarter in which Pierre achieves operating income in an amount not less than the amount budgeted by the Board of Directors of the Company for Pierre. The parties acknowledge that the amounts of operating income so budgeted for Pierre through the end of the current fiscal year are as follows: first fiscal quarter, $4,803,259; second fiscal quarter, $4,976,411; third fiscal quarter, $6,915,232; and fourth fiscal quarter, $5,908,162. If and to the extent that the operating income for Pierre exceeds the budgeted amount, then, and in each such case, the Company shall establish a bonus pool in an aggregate amount equal to 25% of the excess. The Company will pay the Executive an amount equal to the percentage of such bonus pool specified as the "Incremental Operating Bonus" on SCHEDULE A to this Agreement. Each payment to be made to the Executive pursuant to this Section shall be made not later than fourteen days after the date on which the Company first publicly announces its results of operations for the relevant fiscal quarter.

         5. SEVERANCE. The Company will pay the Executive, by bank check or other good funds, the amount specified as "Severance" on SCHEDULE A to this Agreement in the event that, during the term of this Agreement, (i) a Disposition is consummated or (ii) for any reason the Executive's employment by the Company is terminated.

         6. STOCK OPTIONS. The Executive presently holds stock options granted by the Company with the characteristics described on SCHEDULE A to this Agreement. This Agreement shall not be construed as having any effect on the rights of the Executive under the stock option agreements and related stock option plans that govern such stock options. The Board of Directors of the Company and the Executive Compensation Committee of such Board have taken all action necessary to accelerate the vesting of all such stock options upon the consummation of a Pierre Disposition.

         7. TERM. This Agreement shall terminate on June 8, 2003. Thereafter, the term shall automatically continue from year to year unless the Executive or the Company gives written notice of termination 120 days prior to the end of the term or any renewal term.

         8. COMPANY DETERMINATIONS FINAL. The "gross-up amounts" to be withheld by the Company pursuant to Sections 2, 3 and 5 of this Agreement, and all amounts to be paid and withheld pursuant to Section 4, shall be determined by the Company. Every such determination by the Company shall be binding and conclusive for all purposes in the absence of fraud.

         9. SEVERABILITY. The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, as determined by a court of competent jurisdiction, shall not affect the remaining portions of this Agreement, or any part thereof; and, in case of any such illegality, unenforceability or invalidity, this Agreement shall be


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construed as if such covenants, phrases, clauses, sentences or paragraphs, to the extent and only to the extent determined to be illegal, unenforceable or invalid, had not been inserted.

         10. WAIVER OF BREACH. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

         11. EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL AGREEMENT TERMINATED. The parties agree that the Employment Contract between Pierre and the Executive dated as of March 4, 1998, as amended by that certain Amendment to Employment Contract dated as of March 24, 1999, is hereby terminated in its entirety without liability on the part of any party as a consequence thereof. The parties further agree that the Change in Control Agreement between the Company and the Executive dated as of June 9, 1998 (together with any and all amendments to and restatements of such agreement, the "Change in Control Agreement") is hereby terminated in its entirety without liability on the part of any party as a consequence thereof. Without limiting the generality of the foregoing, the Company shall have no liability to the Executive, upon a Disposition or otherwise, pursuant to the Change in Control Agreement.

         12. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between such parties relating to the Executive's employment by the Company, including all compensation payable to the Executive for such employment, and supersedes all previous understandings or agreements (written and oral). This Agreement may be amended only by an agreement in writing, signed by each of the Chief Executive Officer and the President of the Company (for the Company) and by the Executive.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws thereof.

         14. NOTICES. Any notice that may be given hereunder shall be in writing and shall be deemed to have been given on the earlier to occur of (a) actual receipt or (b) the second business day after the same shall have been mailed by certified mail, postage prepaid, return receipt requested: if to the Company, then to Fresh Foods, Inc., P.O. Box 3967, Hickory, NC 28603, Attention: David R. Clark; if to the Executive, then to the address specified on SCHEDULE A to this Agreement; or, in any case, to such other address as the party to whom or to which such notice is to be given shall have specified by notice given to the other parties.

         15. SUCCESSORS, HEIRS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of August 18, 1999.

                         FRESH FOODS, INC.


                         By: /s/ JAMES C. RICHARDSON, JR.
                             ------------------------------------
                               James C. Richardson, Jr., Chief Executive Officer


                         By: /s/ DAVID R. CLARK
                             ------------------------------------
                               David R. Clark, President

                         PIERRE FOODS, LLC

                         By:  FRESH FOODS, INC.,
                               Its Sole Member and Manager


                               By: /s/ DAVID R. CLARK
                                   ------------------------------
                                    David R. Clark, President

                         THE EXECUTIVE:

                          /s/ NORBERT E. WOODHAMS
                         --------------------------------(SEAL)
                         Norbert E. Woodhams


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                                                                      SCHEDULE A

ANNUAL SALARY: $250,000

PAY-TO-STAY BONUS:

         Amount before income tax gross-up:                   $432,256

         Gross-up amount (to be withheld
            by the Company):                                  $367,744

         Total payment after gross-up:                        $800,000

DISPOSITION BONUS:

         Amount before income tax gross-up:                   $405,240

         Gross-up amount (to be withheld
            by the Company):                                  $344,760

         Total payment after gross-up:                        $750,000

INCREMENTAL OPERATING BONUS: 24.53%

SEVERANCE:

         Amount before income tax gross-up:                   $287,504

         Gross-up amount (to be withheld
            by the Company):                                  $244,595

         Total payment after gross-up:                        $532,099

STOCK OPTIONS:

           NO.             EXERCISE PRICE            ORIGINAL GRANT DATE                EXPIRATION DATE
         ------            --------------            -------------------                ---------------
         200,000                  $10.50                6-6-1998                             6-6-2008

EXECUTIVE'S ADDRESS FOR NOTICES:

         Norbert E. Woodhams
         7312 Charter Cup Lane
         West Chester, OH  45069




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                     FIRST AMENDMENT TO INCENTIVE AGREEMENT

         This FIRST AMENDMENT TO INCENTIVE AGREEMENT (the "First Amendment") between Fresh Foods, Inc., a North Carolina corporation (the "Company"), Pierre Foods, LLC, a North Carolina limited liability company and wholly-owned subsidiary of the Company ("Pierre"), and Norbert E. Woodhams (the "Executive") is dated as of January 1, 2000.

         WHEREAS, the Company, Pierre and the Executive entered into a certain Incentive Agreement dated as of August 18, 1999 (the "Incentive Agreement"); and

         WHEREAS, the Company, Pierre and the Executive desire to amend the Incentive Agreement to modify the Executive's salary payable thereunder; and

         WHEREAS, the Company, Pierre and the Executive desire to amend the Incentive Agreement to modify the operating bonuses payable thereunder;

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The Incentive Agreement is hereby amended by deleting "$250,000" specified as Annual Salary on Schedule A to the Incentive Agreement and substituting "$300,000" in lieu thereof.

         2. The Incentive Agreement is hereby amended by deleting Paragraph 4, entitled "Operating Bonuses," and replacing it with the following:

                           4. Operating Bonuses. The Executive shall be entitled
                  to a periodic bonus to be determined in accordance with the Company's executive bonus plan as adopted and amended from time to time by the Executive Compensation Committee and the Board of Directors of the Company.

         3. This First Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws thereof.

         4. This First Amendment may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

         5. Except as amended hereby, the Incentive Agreement shall remain in full force and effect.

         6. This First Amendment shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.




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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date first above written.


                                        FRESH FOODS, INC.


                                        By: /s/ James C. Richardson, Jr.
                                            ------------------------------------
                                            James C. Richardson, Jr.,
                                            Chief Executive Officer


                                        By: /s/ David R. Clark
                                            ------------------------------------
                                            David R. Clark, President


                                        PIERRE FOODS, LLC

                                        By: FRESH FOODS, INC.,
                                            Its Sole Member and Manager


                                            By: /s/ David R. Clark
                                                --------------------------------
                                                David R. Clark, President


                                        THE EXECUTIVE:

                                        /s/ Norbert E. Woodhams           (SEAL)
                                        ----------------------------------
                                        Norbert E. Woodhams



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